
<ARTICLE> 5
<LEGEND>
This schedule contains restated financial information extracted from the consolidated Balance Sheet at December 31, 1998 and the Consolidated
Statement of Operations for the year ended December 31, 1998 and is qualfied in its entirety by reference to such financial statements. Referenced as
Exhibit 27.1 in 10-Q.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               DEC-31-1998
<CASH>                                             550
<SECURITIES>                                         0
<RECEIVABLES>                                    3,733
<ALLOWANCES>                                       316
<INVENTORY>                                      3,191
<CURRENT-ASSETS>                                 9,828
<PP&E>                                           9,549
<DEPRECIATION>                                   5,994
<TOTAL-ASSETS>                                  17,768
<CURRENT-LIABILITIES>                            7,182
<BONDS>                                          1,570
<PREFERRED-MANDATORY>                              456
<PREFERRED>                                          0
<COMMON>                                         2,708
<OTHER-SE>                                       1,670
<TOTAL-LIABILITY-AND-EQUITY>                    17,768
<SALES>                                         17,348
<TOTAL-REVENUES>                                22,809
<CGS>                                           13,436
<TOTAL-COSTS>                                   16,897
<OTHER-EXPENSES>                                 1,168
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                 197
<INCOME-PRETAX>                                  1,810
<INCOME-TAX>                                       568
<INCOME-CONTINUING>                              1,157
<DISCONTINUED>                                      98
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     1,255
<EPS-BASIC>                                     2.68<F1>
<EPS-DILUTED>                                     2.53<F1>

<F1>The [EPS-PRIMARY} amount represents BASIC earnings per share and the
[EPS-DILUTED] amount represents DILUTED earnings per share in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share.


